PTC INC.
2016 EMPLOYEE STOCK PURCHASE PLAN
1.    Purpose.
This 2016 Employee Stock Purchase Plan (the “Plan”) is adopted by PTC Inc. (the “Company”) to provide Eligible Employees who wish to become shareholders of the Company an opportunity to purchase shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”). The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423; provided that, if and to the extent authorized by the Board, the fact that the Plan does not comply in all respects with the requirements of Section 423 shall not affect the operation of the Plan or the rights of Employees hereunder.
2.    Certain Definitions.
As used in this Plan:
(a)    “Board” means the Board of Directors of the Company, and “Committee” means the Compensation Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan.
(b)    “Compensation” means the base wages, overtime, incentive compensation, commissions, service charges, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, bereavement leave pay, military pay, prior week adjustments and weekly bonus paid to an Employee by the Company or a Subsidiary in accordance with established payroll procedures.
(c)    “Coordinator” means the officer of the Company or other person charged with day-to-day supervision of the Plan as appointed from time to time by the Board or the Committee.
(d)    “Designated Beneficiary” means a person designated by an Employee in the manner prescribed by the Committee or the Coordinator to receive certain benefits provided in this Plan in the event of the death of the Employee.
(e)    “Eligible Employee” with respect to any Offering hereunder means any Employee who, as of the Offering Commencement Date for such Offering:
(i)    is a Full-Time Employee of the Company or any of its Subsidiaries; and
(ii)    would not, immediately after any right to acquire Shares in such Offering is granted, own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation, determined in accordance with Section 423.
(f)    “Employee” means an employee (as that term is used in Section 423) of the Company or any of its Subsidiaries. Employees shall not include individuals classified as independent contractors.
(g)    “Exercise Price” means the purchase price of a share of Common Stock hereunder as provided in Section 6 below.
(h)    “Fair Market Value” of a Share means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange, Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) on such exchange (or, if more than one, the principal exchange) on the date of determination, as reported by such exchange;
(ii)    If the Common Stock is not listed on any established stock exchange but is traded over the counter, Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)    In the absence of an established market for the Common Stock, Fair Market Value shall be determined in good faith by the Committee.
(i)    “Full-Time Employee” is an Employee whose customary employment is for more than (i) 20 hours per week and (ii) five months, in the calendar year during which the respective Offering Commencement Date occurs.
(j)    “Offering” is an offering of Shares pursuant to Section 5 of the Plan.
(k)    “Offering Commencement Date” means the date on which an Offering under the Plan commences, and “Offering Termination Date” means the date on which an Offering under the Plan terminates.
(l)    “Participant” means an Eligible Employee who elects to participate in the Plan.
(m)    “Purchase Date” means each date on which the rights granted under the Plan may be exercised for the purchase of Shares.
(n)    “Option” means the right to purchase Shares pursuant to the Plan during each Offering.
(o)    “Section 423” and subdivisions thereof refer to Section 423 of the Code or any successor provision(s).
(p)    “Shares” means the shares of Common Stock issuable under the Plan.
(q)    “Subsidiary” means a subsidiary corporation, as defined in Section 424 of the Code, of the Company the Employees of which are designated by the Board of Directors or the Committee as eligible to participate in the Plan.
3.    Administration of the Plan.
The Committee shall administer, interpret and apply all provisions of the Plan as it deems necessary or appropriate, subject, however, at all times to the final jurisdiction of the Board of Directors. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan. The Board may in any instance perform any of the functions of the Committee hereunder. The Committee may delegate administrative responsibilities to the Coordinator, who shall, for matters involving the Plan, be an ex officio member of the Committee. Determinations made by the Committee and approved by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Board or Committee shall be liable for any action or determination made in good faith with respect to the Plan.

4.	Shares Subject to the Plan.
(a)    Subject to adjustment as set forth herein, the maximum aggregate number of Shares that may be purchased upon exercise of Options granted under the Plan shall be 2,000,000. Shares made available for sale under the Plan may be authorized but unissued stock or reacquired stock, as the Committee shall determine.
(b)    Appropriate adjustments in such amount, the number of Shares covered by outstanding Options granted hereunder, the securities that may be purchased hereunder, the Exercise Price, and the maximum number of Shares or other securities that an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan; provided that any fractional Share otherwise issuable hereunder as a result of such an adjustment shall be adjusted downward to the nearest full Share.
(c)    In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of the sale or transfer of substantially all the Company’s assets, all outstanding rights to purchase Shares will terminate, provided that prior to the effective date of any such merger, consolidation or sale of assets, the Committee may, in its sole discretion (i) refund all accumulated payroll deductions and cancel all outstanding Options, or (ii) accelerate the Purchase Date to a date established by the Board on or before the date of consummation of such merger, consolidation or sale, and all outstanding Options will be exercised on such date, or (iii) if there is a surviving corporation or acquiring corporation, arrange to have that corporation or an affiliate of such corporation assume the Options or grant to the participants an equivalent Option having equivalent terms and conditions as determined by the Committee.
(d)    If for any reason any Option under the Plan terminates in whole or in part, Shares subject to such terminated Option may again be subjected to an Option under the Plan.
5.    Offerings; Participation.
(a)    From time to time, the Company, by action of the Committee, will grant an Option to purchase Shares to Eligible Employees pursuant to one or more Offerings; provided that the Committee may establish administrative rules requiring that an Eligible Employee be employed by the Company or any of its Subsidiaries for a minimum period prior to the Offering Commencement Date to be eligible to participate with respect to the Offering beginning on that Offering Commencement Date. Each Offering shall have an Offering Commencement Date, an Offering Termination Date, and one or more Purchase Dates as designated by the Committee. No Offering may last longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423. The Committee may limit the number of Shares issuable in any Offering, either before or during such Offering; provided, however, that in no event may a Participant purchase more than 1,500 Shares in any one Offering.
(b)    Participation in each Offering shall be limited to Eligible Employees (in accordance with any administrative rules established by the Committee) who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee. No person otherwise eligible to participate in any Offering under the Plan shall be entitled to participate if he or she has elected not to participate. Any such election not to participate may be revoked only with the consent of the Committee. A Participant may elect to have payroll deductions made on each pay day or other contributions (to the extent permitted by the Committee) made during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which the Participant receives for the year. Amounts deducted from Participant’s Compensation by payroll deduction shall be credited to a separate bookkeeping account established and maintained by the Company in the name of each Participant. No interest shall be paid upon payroll deductions or other amounts held hereunder (whether or not used to purchase Shares) unless specifically provided for by the Committee. All payroll deductions and other amounts received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

(c)    A Participant who has elected to participate in an Offering may make such changes in the level of payroll deductions as the Committee may permit from time to time, or may withdraw from such Offering, by giving written notice to the Company before any Purchase Date. No Participant who has withdrawn from participating in an Offering may resume participation in the same Offering, but he or she may participate in any subsequent Offering if otherwise eligible.
(d)    Upon termination of a Participant’s employment for any reason, including retirement or disability but excluding death while in the employ of the Company or a Subsidiary, such Participant will be deemed to have withdrawn from participation in all pending Offerings.
(e)    Upon termination of a Participant’s employment because of death, the Participant or his or her Designated Beneficiary, if any, as the case may be, shall have the right to elect, with respect to each Offering in which the Participant was then participating, by written notice given to the Coordinator within 30 days after the date of termination of employment (but not later than the next applicable Purchase Date for each Offering), either (i) to withdraw from such Offering or (ii) to exercise the Participant’s right to purchase Shares on the next Purchase Date of such Offering to the extent of the accumulated payroll deductions or other contributions in the Participant’s account at the date of termination of employment. If no such election with respect to any Offering is made within such period, the Participant shall be deemed to have withdrawn from such Offering on the date of termination of employment. The foregoing election is not available to any person, such as a legal representative, as such, other than the Participant or a Designated Beneficiary.
(f)    Notwithstanding any provisions in the Plan to the contrary, the Committee may allow Eligible Employees to participate in the Plan through cash, check or other means instead of payroll deductions if payroll deductions are not permitted under applicable local law.
6.    Exercise Price.
The Exercise Price for each Option shall be eighty-five percent (85%) of the Fair Market Value of a Share on (a) the respective Offering Commencement Date or (b) the respective Purchase Date, whichever is lower; provided, however, that the Committee may change the Exercise Price with respect to any Offering.
Exercise of Options; Method of Payment.
(a)    Subject to any applicable limitation on purchases under the Plan, and unless the Participant has previously withdrawn from the respective Offering, Options granted to a Participant will be exercised automatically on the Purchase Date of the respective Offering coinciding with the Offering Termination Date, for the purchase of the number of whole Shares that may be purchased at the applicable Exercise Price with the accumulated payroll deductions or other amounts contributed by such Participant as of the respective Purchase Date. Fractional Shares will not be issued under the Plan, and any amount that would otherwise have been applied to the purchase of a fractional Share shall be repaid to the Participant within a reasonable time thereafter. The Company will deliver to each Participant the shares of Common Stock purchased within a reasonable time after the Purchase Date using such means as may be determined by the Committee.
(b)    Any amounts withheld from the Participant’s Compensation or contributed by Participant that are not used for the purchase of Shares, whether because of such Participant’s withdrawal from participation in an Offering (voluntarily, upon termination of employment, or otherwise) or for any other reason, shall be repaid to the Participant or his or her Designated Beneficiary or legal representative, as applicable, within a reasonable time thereafter.
(c)    The Company’s obligation to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed, and (iii) compliance, in the opinion of the Company’s counsel, with all applicable federal and state securities and other laws.
8.    Limitations on Purchase Rights.
(a)    Any provision of the Plan or any other employee stock purchase plan of the Company or any subsidiary (collectively, “Other Plans”) to the contrary notwithstanding, no Eligible Employee shall be granted an option to purchase Common Stock (or other stock of the Company and any subsidiary) under the Plan and all Other Plans at a rate that exceeds an aggregate of $25,000 (or such other maximum as may be prescribed from time to time by Section 423) in Fair Market Value of such stock (determined at the time the rights are granted) for each calendar year in which any such right is outstanding.
(b)    An Eligible Employee’s participation in any one or a combination of Offerings under the Plan shall not exceed such additional limits as the Committee may from time to time impose.
9.    Sub-Plans.
The Committee may adopt “sub-plans” separate from this Plan for purposes of Section 423 which permit grants of Options to employees of the Company and its Subsidiaries which are not intended to satisfy the requirements of Section 423. Notwithstanding the foregoing, the Shares issued under any sub-plan will be aggregated with the Shares issued under this Plan, and such aggregate number of Shares shall be subject to the maximum number set forth in Section 4 hereof. The terms of each sub-plan may take precedence over other provisions of this document, with the exception of Sections 4, 13 and 15, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
10.    Tax Withholding.
Each Participant shall pay to the Company or the applicable Subsidiary, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the Committee’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at Fair Market Value on the date of delivery. The Company or the applicable Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant or withhold Shares purchased hereunder, which shall be valued at Fair Market Value on the date of withholding.
11.    Participants’ Rights as Shareholders and Employees.
(a)    No Participant shall have any rights as a shareholder in the Shares covered by an Option granted hereunder until such right has been exercised, full payment has been made for such Shares, and the Shares are actually issued.
(b)    Each Employee is an employee-at-will (that is to say that either the Employee or the Company or any Subsidiary may terminate the employment relationship at any time for any reason or no reason at all) unless and only to the extent provided in a written employment agreement for a specified term executed by an authorized signatory of the Company or any Subsidiary. Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall confer upon any Employee any right with respect to the continuance of such Employee’s employment with the Company or any Subsidiary nor shall they interfere with the rights of the Company or Subsidiary to terminate any Employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Subsidiary.
12.    Options Not Transferable.
Options granted under the Plan are not assignable or transferable by a Participant other than by will or the laws of descent and distribution and, during the Participant’s lifetime, are exercisable only by the Participant. The Company may treat any attempted inter vivos assignment as an election to withdraw from all pending Offerings.
13.    Amendments to or Termination of the Plan.
The Board shall have the right to amend, modify or terminate the Plan at any time without notice, subject to any stockholder approval that the Board determines to be necessary or advisable; provided that the rights of Participants hereunder with respect to any ongoing or completed Offering shall not be adversely affected.
14.    Governing Law.
Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of the Commonwealth of Massachusetts.
15.    Effective Date and Term.
This Plan will become effective on February 1, 2016. This Plan will continue until the earlier to occur of (a) termination of this Plan by the Board or (b) issuance of all of the Shares reserved for issuance under the Plan.
As adopted by the Board of Directors on January 8, 2016

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